Exhibit 99.2
Stock Symbols: OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB
April 18, 2008

DIRECTV to Purchase Installation Fulfillment Services Company
180 Connect Inc. to Gain Control of a Significant Portion
of the DIRECTV Installation Network
In a Separate Transaction, UniTek USA will Acquire 100% of 180 Connect’s
Cable Assets and Certain DIRECTV Installation Markets In Exchange for
UniTek’s Satellite Installation Services in Three Markets and Cash
180 Connect and UniTek Deals to Close in Third Quarter 2008

Toronto, Ontario, Englewood, CO.— April 18, 2008 — 180 Connect Inc. (“180 Connect” or the “Company”) (OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB), one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communication, and home integration service industries has signed a definitive merger agreement with DIRECTV, Inc. (“DIRECTV”), the nation’s leading satellite television service. Under the terms of the agreement, DIRECTV will acquire 100% of 180 Connect’s outstanding common stock and exchangeable shares for $1.80 per share. Including the assumption of the Company’s debt outstanding the implied enterprise value of the transaction is approximately $105 million. The transaction will provide DIRECTV with control over a significant portion of its installation and home service network and is expected to close third quarter 2008.
Based upon the unanimous recommendation of a special committee of the board comprised entirely of independent directors, the board of directors of 180 Connect has unanimously approved the merger agreement and has resolved to recommend that 180 Connect stockholders adopt the merger agreement and approve the acquisition. The Board of Directors of 180 Connect has received a fairness opinion from its financial advisor, William Blair & Company, L.L.C.
In a separate transaction, immediately following the acquisition of 180 Connect, UniTek USA, LLC (“UniTek”) has agreed to acquire 100% of 180 Connect’s cable services operating unit and certain DIRECTV installation services from DIRECTV, in exchange for UniTek’s satellite installation services in New York, Burbank, California and Bloomington, California and cash.
By acquiring 180 Connect, DIRECTV will gain control of one of its largest installation and home service providers in 45 U.S. market locations, throughout California, Colorado, Oregon, Washington, Utah, Montana, Idaho, Wyoming, Arkansas, Virginia, Hawaii and Western Pennsylvania. Prior to the acquisition, DIRECTV had outsourced all its installation service operations through 13 home service provider companies.
“DIRECTV has been a valued partner in helping us grow our business over the years and they were instrumental in working with us to develop our industry leading customer service platform,” stated Peter Giacalone, President and

Chief Executive Officer of 180 Connect. “Over the years, 180 Connect has experienced significant growth and while the Company believes it has been successful in achieving many of its goals and positioning itself to become a dominant sector player, these efforts are not, in our opinion, being appropriately valued by the public markets. After carefully evaluating alternative strategies, we concluded that in the current and foreseeable market conditions, the sale of the Company represents a compelling opportunity to realize value for the shareholders of 180 Connect. We are very pleased to have found the right buyer for the Company and are confident that industry leading DIRECTV will take this business to the next level.”
Under the terms of the merger agreement, the board of directors of 180 Connect, through its special committee and with the assistance of its independent advisors, intends to solicit superior proposals during the next 30 days. 180 Connect does not intend to disclose developments with respect to the solicitation process unless and until the special committee of the board has made a recommendation and the board of directors has made a decision with respect to any superior proposals.
Conference Call Information
180 Connect will host a conference call to discuss the transaction. The call will begin at 8:00 a.m. EST, Friday, April 18, 2008. The dial-in numbers for the call are international dial 617.213.8897 and toll free at 866.543.6405, participant pass code is 15490136. A taped rebroadcast of the teleconference will be available upon completion of the call on April 18, 2008 at 10:00 a.m. EST to April 25, 2008 until 11:59 p.m. EST. The replay dial-in numbers are international dial 617.801.6888 and toll free at 888.286.8010, participant pass code is 84330834. The webcast will be archived on 180 Connect’s website at www.180connect.net.
About 180 Connect Inc.
180 Connect Inc. is one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communications and home integration service industries. With more than 4,000 skilled technicians and 750 support personnel based in over 85 operating locations, 180 Connect is well positioned as the only pure play national residential service provider in the market. 180 Connect shares are traded under the name of 180 Connect Inc. on the OTCBB under the symbols CNCT.OB, CNCTU.OB and CNCTW.OB. For more information about 180 Connect Inc, please visit www.180connect.net.
About DIRECTV, Inc.
DIRECTV, Inc. (NASDAQ:DTV), the nation’s leading satellite television service provider, presents the finest television experience available to more than 16.8 million customers in the United States and is leading the HD revolution with 95 national HD channels — more quality HD channels than any other television provider. Each day, DIRECTV subscribers enjoy access to over 265 channels of 100% digital picture and sound, exclusive programming, industry-leading customer satisfaction (which has surpassed cable for seven years running) and superior technologies that include advanced DVR and HD-DVR services and the most state-of-the-art interactive sports packages available anywhere. For the most up-to-date information on DIRECTV, please visit www.directv.com.
About UniTek USA, LLC
UniTek USA, LLC, is a premier provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, cellular and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 100 customers. UniTek USA, LLC, based in Blue Bell, PA utilizes a diverse workforce of over 3500 technicians deployed throughout the United States. For more information about UniTek, please visit www.unitekusa.net.
Important Additional Information will be Filed with the SEC
In connection with the proposed merger, 180 Connect will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by 180 Connect at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 180 Connect by directing such request to 180 Connect Inc., 6501 E. Belleview Avenue Englewood, Colorado 80111, Attention: Chief Financial Officer.
Participants in the Solicitation
180 Connect and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of 180 Connect’s participants in the solicitation, which may be different than those of 180 Connect stockholders generally, is set forth in 180 Connect’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current 180 Connect management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. The following factors, among others, including those contained in 180 Connect’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section and its Current Reports on Form 8-K, could also cause actual results to differ materially from those described in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against 180 Connect and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; and, the amount of the costs, fees, expenses and charges related to the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond 180 Connect’s ability to control or predict. 180 Connect undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
For information please contact the following or visit 180 Connect’s website at www.180connect.net.
Claudia A. Di Maio
180 Connect Inc.
TEL: 866.995.8888
DIRECT LINE: 416. 930.7710
EMAIL: cdimaio@180connect.net
Devlin Lander
Integrated Corporate Relations
TEL.:415.292.6855